Exhibit 99.1

Tel-Instrument Electronics Corp Announces Chief Operating Officer

East Rutherford, NJ – May 15, 2014 – Tel-Instrument Electronics Corp (“TIC” or the “Company”) (NYSE MKT: TIK) is proud to announce the appointment of Michael Schirmer as its Chief Operating Officer.

Mr. Schirmer has worked with TIC on a contract basis since November 2013 directing its manufacturing operations. Over the last 20 years he has held senior leadership positions with Heidelberg Digital and Eastman Kodak Company overseeing their global manufacturing functions for digital printing equipment. Mr. Schirmer’s extensive experience in supply chain management, electronics manufacturing, and strategic planning and product commercialization will be critical in supporting the Company’s aggressive growth plans. He is a graduate of the University of Applied Sciences in Ulm, Germany with a B.S. in Precision Engineering.

Reporting directly to the CEO, Mr. Schirmer’s initial focus area will be to further improve the efficiency of TIC’s production process, and prepare for the introduction of two major programs into manufacturing. Mr. Schirmer will also be responsible for engineering and new product development, and will work closely with the CEO, marketing, and, engineering personnel to improve the process for the development and introduction of new products to the market. The introduction of new product ideas will be important for the Company to sustain its growth. Mr. Schirmer’s experience will be valuable in managing the Company’s product development process to deliver the right products to the market at the right time, while keeping costs under control.

Jeff O’Hara, TIC’s President and CEO said: “I am excited to have Mr. Schirmer join our senior management team as he brings a wealth of experience in managing a high technology business and his manufacturing and engineering expertise will both be critical to the successful roll-out of the TS-4530A and ITATS programs. I am confident that Michael will help provide the Company with long- term strategic, manufacturing and technological direction."

About Tel-Instrument Electronics Corp

Tel-Instrument is a leading designer and manufacturer of avionics test and measurement solutions for the global commercial air transport, general aviation, and government/military aerospace and defense markets. Tel-Instrument provides instruments to test, measure, calibrate, and repair a wide range of airborne navigation and communication equipment. For further information please visit our website at www.telinstrument.com.

# # #

This press release includes statements that are not historical in nature and may be characterized as “forward-looking statements,” including those related to future financial and operating results, benefits, and synergies of the combined companies, statements concerning the Company’s outlook, pricing trends, and forces within the industry, the completion dates of capital projects, expected sales growth, cost reduction strategies, and their results, long-term goals of the Company and other statements of expectations, beliefs, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. All predictions as to future results contain a measure of uncertainty and, accordingly, actual results could differ materially.  Among the factors which could cause a difference are:  changes in the general economy; changes in demand for the Company’s products or in the cost and availability of its raw materials; the actions of its competitors; the success of our customers; technological change; changes in employee relations; government regulations; litigation, including its inherent uncertainty; difficulties in plant operations and materials; transportation, environmental matters; and other unforeseen circumstances.  A number of these factors are discussed in the Company’s previous filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Contacts

Tel-Instrument Electronics Corp
Joseph P. Macaluso, 201-933-1600
or
Institutional Marketing Services (IMS)
John Nesbett or Jennifer Belodeau
203-972-9200
jnesbett@institutionalms.com